Exhibit 1

Westpac Banking Corporation ABN 33 007 457 141

Group Secretariat
Level 25, 60 Martin Place
GPO Box 1 (IBN 7MP)
SYDNEY NSW 2000
Telephone:	(61 2) 9216 0390
Facsimile:	(61 2) 9226 1888

22 July 2005

Company Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY  NSW  2000

Dear Sir/Madam

Issue of notes

The following number of fully paid senior fixed rate medium term notes due 22 July 2010 have been allotted:

Number

Issue Price

Allotment Date

Ranking

400,000,000	99.743 per cent	22 July 2005	Not applicable
400,000,000

Yours faithfully

Emma Lawler

Head of Group Secretariat

Westpac Banking Corporation ABN 33 007 457 141

Group Secretariat
Level 25, 60 Martin Place
GPO Box 1 (IBN 7MP)
SYDNEY NSW 2000
Telephone:	(61 2) 9216 0390
Facsimile:	(61 2) 9226 1888

22 July 2005

Company Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY  NSW  2000

Dear Sir/Madam

Issue of notes

The following number of fully paid senior floating rate medium term notes due 22 July 2010 have been allotted:

Number

Issue Price

Allotment Date

Ranking

600,000,000	100 per cent	22 July 2005	Not applicable
600,000,000

Yours faithfully

Emma Lawler

Head of Group Secretariat